UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549-1004

FORM 8-K

1.               CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report
(Date of earliest event reported)  March 29, 2007

MICRO COMPONENT TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

Minnesota	0-22384	41-0985960
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2340 West County Road C, St. Paul, Minnesota 55113
(651) 697-4000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simutaneously satify the filing obligation of the registrant under any of the following provision:

☐               Written communications pursuant to Rule 425 under the Securities Act (17 CRF 230.425)

☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CRF 240.14d-2(b))

☐               Pre-commencement communications pursuant to Rule 13e-4© under the Exchange Act (17 CRF 240.13e-4(c))

ITEM 1.01                 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On March 29, 2007, we again restructured the financing with Laurus Master Fund, Ltd., and increased the total secured indebtedness to $10.25 million.  The restructured financing includes a $5.25 million term note.  Interest is payable monthly on the term note at the prime rate plus 2.5%.  The note is non-convertible.  Beginning March 1, 2008, we are required to make monthly payments equal to 1/60th of the principal amount until February 17, 2009, at which time the entire remaining principal and accrued interest is due and payable in full.  In addition to the $5.25 million note, there is a $4.0 million working capital line of credit, which is payable in full on March 8, 2008.  Interest is payable monthly on the line at the prime rate plus 2.5%.  As of March 30, 2007, there was an $800,000 over-advance in excess of the borrowing base on the working capital line of credit.  Principal on the over-advance is repayable in $100,000 monthly payments beginning on February 28, 2008.  The restructured financing also includes an additional $1.0 million term note.  The proceeds from the $1 million term note, net of fees and expenses from the 2007 refinancing, are required to be held in a restricted account at a bank, and will only be released by the bank to the Company, upon approval of Laurus in its discretion, for the manufacture of demo equipment.  Interest is payable monthly at the prime rate plus 2.0% and the principal is payable in full on March 31, 2008.  As part of the 2007 restructuring, the Company also issued Laurus a 10-year option to purchase 5,000,000 shares at an exercise price of $0.01 per share.  The shares issuable upon exercise of the option have standard registration rights.

ITEM 9.01                 FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

10.1	Securities Purchase Agreement with Laurus Master Fund, Ltd. dated March 29, 2007.

10.2	Secured Term Note with Laurus Master Fund, Ltd. dated March 29, 2007.

10.3	Common Stock Purchase Warrant with Laurus Master Fund, Ltd. dated March 29, 2007.

10.4	Amendment to the Secured Non-Convertible Revolving Note with Laurus Master Fund, Ltd. dated March 29, 2007.

10.5	Restricted Account Agreement with Laurus Master Fund, Ltd. dated March 29, 2007.

10.6	Restricted Account Side Letter with Laurus Master Fund, Ltd. dated March 29, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICRO COMPONENT TECHNOLOGY, INC.
(Registrant)

Date:	April 2, 2007

	By:	/s/ BachThuy T. Vo
(BachThuy T. Vo, Chief Financial Officer)

EXHIBIT INDEX

Ex. No.	Description
10.1	Securities Purchase Agreement with Laurus Master Fund, Ltd. dated March 29, 2007.
10.2	Secured Term Note with Laurus Master Fund, Ltd. dated March 29, 2007.
10.3	Common Stock Purchase Warrant with Laurus Master Fund, Ltd. dated March 29, 2007.
10.4	Amendment to the Secured Non-Convertible Revolving Note with Laurus Master Fund, Ltd. dated March 29, 2007.
10.5	Restricted Account Agreement with Laurus Master Fund, Ltd. dated March 29, 2007.
10.6	Restricted Account Side Letter with Laurus Master Fund, Ltd. dated March 29, 2007.